F24


              EASTERN GENERAL INSURANCE COMPANY LIMITED

                           BONDS ENGINEERING,
             MOTOR & MISCELLANEOUS INSURANCE REVENUE ACCOUNT
                 For the period ended 31st December 1997
                           (in US Dollars)

Estimated liability in                        Premium less reinsurances
respect of outstanding                        50% net retention of
claims whether due or                         gross premium         15,521,150
intimated                         310,881

Commission
40% of net premium              6,208,460

Expenses of Management          6,208,460
40% of net premium

Reserve for unexpected risks    6,208,460
being 40% of the premium
income of the year

Balance                                                              3,415,111

                               18,936,261                           18,936,261

Gross Premium                  31,042,300


MUNIFF ZIAUDDIN & CO      Commander H. Aftab     Mrs. R. Husain    Faisal Aftab
Chartered Accountants          CHAIRMAN        MANAGING DIRECTOR     DIRECTOR
                                                                 & VICE CHAIRMAN


Karachi: April 27, 1998


CORPORATE SEAL


/S/ Commander H. Aftab
          CHAIRMAN